EXHIBIT 107
Calculation of Filing Fee Table

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Form S-8

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Establishment Lab Holdings Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Shares, no par value	457(c); 457(h)	750,000(2)	$74.18 (4)	$55,635,000.00	$138.10 per $1,000,000	$7,683.19
Equity	Common Shares, no par value	457(c); 457(h)	187,000(3)	$63.05 (5)	$11,790,350.00	$138.10 per $1,000,000	$1,628.25
Total Offering Amounts					$67,425,350.00		$9,311.44
Total Fee Offsets							$0
Net Fee Due							$9,311.44

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Establishment Labs Holdings Inc.’s (the “Registrant”) common stock that become issuable under the Registrant’s 2018 Equity Incentive Plan (“2018 Plan”) and the Registrant’s 2018 Employee Stock Purchase Plan (“2018 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)Represents an automatic annual increase of 750,000 shares on January 1, 2026 to the number of shares of the Registrant’s common stock reserved for issuance under, and which annual increase is provided for in, the 2018 Plan.

(3)Represents an automatic annual increase of 187,000 shares on January 1, 2026 to the number of shares of the Registrant’s common stock reserved for issuance under, and which annual increase is provided for in, the 2018 ESPP.

(4)Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $74.18 per share, which represents the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Capital Market on February 23, 2026.

(5)Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $63.05 per share, which represents 85% of the average of the high and low sale prices of the Registrant’s common stock as reported on The Nasdaq Capital Market on February 23, 2026. Pursuant to the 2018 ESPP, the purchase price of the shares of the Registrant’s common stock will be 85% of the lower of the fair market value of the Registrant’s common stock on the first day of the offering period or on the exercise date.